UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2016

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-14303	38-3161171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (313) 758-2000
Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On November 3, 2016 (the “Signing Date”), American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“AAM”), Alpha SPV I, Inc., a Delaware corporation and wholly-owned subsidiary of AAM (“Merger Sub”), and Metaldyne Performance Group Inc., a Delaware corporation (“MPG”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into MPG, with MPG as the surviving entity (the “Merger”).  As a result of the Merger, MPG will become a wholly-owned subsidiary of AAM.

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.001 per share, of MPG (the “MPG Common Stock”) (other than shares held (i) in the treasury of MPG, (ii) directly or indirectly by AAM or (iii) by any stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporation Law) will convert into the right to receive (x) $13.50 in cash, without interest, and (y) 0.5 of a share of common stock, par value $0.01 per share, of AAM (“AAM Common Stock”) ((x) and (y) together, the “Merger Consideration”).  In addition, all MPG stock options, restricted stock awards and restricted stock units outstanding as of immediately prior to the Effective Time will be accelerated in full immediately prior to the Merger.  Holders of MPG stock options will receive an amount in cash equal to the Merger Consideration less the per share exercise price on the applicable MPG stock option (calculated based on the aggregate number of shares of MPG Common Stock that were issuable upon exercise of such MPG stock option immediately prior to the Merger).  Holders of MPG restricted stock will receive the Merger Consideration for each share of such restricted stock in the same manner as holders of outstanding shares of MPG Common Stock and holders of MPG restricted stock units will receive the applicable Merger Consideration in an amount equal to the number of shares of MPG Common Stock underlying such restricted stock units.

AAM and MPG have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants:

•	to conduct their respective businesses in the ordinary course and in a manner consistent with past practice during the interim period between the Signing Date and the Effective Time;

•
that MPG will convene and hold a meeting of its stockholders to consider and vote upon the adoption of the Merger Agreement and, subject to certain exceptions, that the board of directors of MPG will recommend adoption by its stockholders of the Merger Agreement;

•
that AAM will convene and hold a meeting of its stockholders to consider and vote upon the approval of the issuance by AAM of the shares of AAM Common Stock to be included as part of the Merger Consideration and, subject to certain exceptions, that the board of directors of AAM will recommend approval by its stockholders of such issuance; and

•
not to (A) solicit, initiate, facilitate or encourage any inquiry or proposal relating to alternative business combination transactions, (B) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any nonpublic information in connection with, proposals relating to alternative business combination transactions, or (C) subject to certain exceptions, enter into any agreement with respect to alternative business combination transactions.

Prior to the Effective Time, AAM will (i) increase the number of directors that constitute the board of directors of AAM (the “AAM Board”) as of the Effective Time from eight to eleven and (ii) appoint to the AAM Board, effective as of the Effective Time, three individuals (the “AS Designees”) designated by American Securities LLC (“American Securities”), which collectively with its affiliates owns approximately 76% of the outstanding shares of MPG Common Stock.  Each of the AS Designees will serve in a different class of directors of the AAM Board.

In the Merger Agreement, AAM and MPG have committed to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate the Merger and the other transactions contemplated thereby, including to obtain any necessary governmental consents, approvals, authorizations or orders with respect to the Merger, subject to the conditions set forth in the Merger Agreement.

Consummation of the Merger is subject to customary conditions, including (i) approval by the AAM stockholders of the issuance of the shares of AAM Common Stock in the Merger, (ii) adoption by the MPG stockholders of the Merger Agreement, (iii) declaration of the effectiveness by the Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 to be filed with the SEC by AAM in connection with the registration of the shares of AAM Common Stock to be issued in the Merger, (iv) approval for listing on the New York Stock Exchange the shares of AAM Common Stock to be issued in the Merger, (v) absence of any law or order (whether temporary, preliminary or permanent) prohibiting or making illegal the consummation of the Merger, (vi) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining antitrust and other regulatory approvals in certain other jurisdictions as set forth in the Merger Agreement, (vii) entry into the Stockholders’ Agreement (described below), and (viii) the increase of the size of the AAM Board from eight to eleven directors and the appointment of the AS Designees, effective as of the Effective Time.

The Merger Agreement also provides for certain mutual termination rights of AAM and MPG, including the right of either party to terminate the Merger Agreement if the Merger has not been consummated prior to August 3, 2017 (as such date may be extended for 90 additional days pursuant to the Merger Agreement if certain required regulatory approvals have not been received, the “Outside Date”).  Either AAM or MPG may also terminate the Merger Agreement if the AAM stockholders do not approve the issuance of the shares of AAM Common Stock to be included as part of the Merger Consideration, the MPG stockholders do not approve the adoption of the Merger Agreement, or a law or governmental order is in effect permanently enjoining or otherwise prohibiting consummation of the Merger.  In addition, either AAM or MPG may terminate the Merger Agreement if the other party or the other party’s board of directors, as applicable, materially breaches its obligations with respect to not soliciting alternative transaction proposals; adopts, approves, recommends or enters into an agreement with respect to an alternative transaction; changes its recommendation in favor of the adoption of the Merger Agreement or the AAM Common Stock issuance, as applicable; fails to comply with the procedures for changing such recommendation; or, in certain circumstances, fails to publicly reaffirm such recommendation upon request.  In addition, prior to the receipt of the required approvals from their respective stockholders and conditioned on their payment of the applicable termination fee described below, AAM and MPG each have the right to terminate the Merger Agreement in order to enter into a transaction with respect to a superior proposal (as more specifically described in the Merger Agreement).

If the Merger Agreement is terminated (i) by AAM as a result of MPG’s board of directors changing its recommendation that MPG’s stockholders adopt the Merger Agreement or as a result of MPG having intentionally and materially breached its obligations with respect to the non-solicitation of alternative transaction proposals, or (ii) by MPG, prior to receipt of the MPG stockholder approval, in order to enter into a definitive written agreement with respect to a superior proposal, then MPG will be obligated to pay (as a condition to the effectiveness of such termination in the case of termination for a superior proposal) to AAM a fee equal to $50.897 million (the “Termination Fee”).

If the Merger Agreement is terminated (i) by MPG as a result of AAM’s board of directors changing its recommendation that AAM’s stockholders approve the AAM Common Stock issuance in connection with a superior proposal or as a result of AAM having intentionally and materially breached its obligations with respect to the non-solicitation of alternative transaction proposals, or (ii) by AAM, prior to receipt of the AAM stockholder approval, in order to enter into a definitive written agreement with respect to a superior proposal, then AAM will be obligated to pay (as a condition to the effectiveness of such termination in the case of termination for a superior proposal) to MPG a fee equal to $61.859 million (the “Parent Termination Fee”).

If either MPG or AAM terminates the Merger Agreement because the Merger has not been consummated prior to the Outside Date due to the parties’ failure to obtain the required regulatory approvals or if MPG terminates the Merger Agreement because AAM fails to consummate the transactions contemplated by the Merger Agreement due to the failure of its financing commitments for the transaction following the satisfaction of all closing conditions, AAM will be obligated to pay a $101.794 million termination fee to MPG.

Further, MPG will be required to pay the Termination Fee if the Merger Agreement is terminated (i) (a) by AAM or MPG because the MPG stockholder approval was not obtained prior to the Outside Date or (b) by AAM because MPG has committed an uncured or incurable breach of any of its representations, warranties or covenants contained in the Merger Agreement that would cause the application conditions to the closing of the transaction not to be satisfied, (ii) prior to such termination a competing proposal for MPG had been publicly announced and not withdrawn, and (iii) within 12 months after the date of termination MPG consummates an alternative transaction or enters into an agreement with respect to an alternative transaction that is subsequently consummated.  AAM is required to pay the Parent Termination Fee to MPG under equivalent conditions.

Under the Merger Agreement, MPG is also required to reimburse AAM’s expenses in an amount up to $15 million if the Merger Agreement is terminated because MPG’s stockholders do not approve the adoption of the Merger Agreement or as a result of a breach by MPG of its representations, warranties or covenants under the Merger Agreement.  AAM has a reciprocal obligation to reimburse up to $15 million of MPG’s expenses if the Merger Agreement is terminated because AAM’s stockholders do not approve the AAM Common Stock issuance or as a result of a breach by AAM of tis representations, warranties or covenants under the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial or other information about AAM, MPG or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to important qualifications and limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders.  AAM’s and MPG’s investors and securityholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of AAM, MPG or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by AAM or MPG.

Voting Agreement

Contemporaneously with the execution of the Merger Agreement, AAM entered into a voting agreement (the “Voting Agreement”) with ASP MD Investco LP (the “Stockholder”), an affiliate of American Securities, with respect to all MPG Common Stock beneficially owned by the Stockholder, which constituted approximately 76% of the issued and outstanding MPG Common Stock as of the Signing Date.  Pursuant to the terms and subject to the conditions of the Voting Agreement, the Stockholder has agreed to, among other things, vote shares of MPG Common Stock constituting approximately 38% of the issued and outstanding MPG Common Stock as of the Signing Date in favor of the adoption of the Merger Agreement, and vote all other shares of MPG Common Stock owned by the Stockholder in the same proportion to the manner as the shares of MPG Common Stock not owned by the Stockholder are voted.

The Voting Agreement will terminate upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement, (c) the mutual written agreement of the parties or (d) at the election of the Stockholder, following any modification of the Merger Agreement with respect to the Merger Consideration (including the allocation between cash and stock), the conditions to the consummation of the Merger, the provisions relating to the appointment of the AS Designees, or any other change to the Merger Agreement that would have a materially adverse impact on the Stockholder.

The foregoing description of the Voting Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Voting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

Stockholders’ Agreement

At the Effective Time, AAM, the Stockholder and, solely with respect to certain provisions specified therein, American Securities will enter into a stockholders’ agreement (the “Stockholders’ Agreement”).  The Stockholders’ Agreement will address, among other things, certain governance arrangements and certain rights and obligations of the Stockholder, American Securities and any other controlled affiliate of American Securities that may beneficially own shares of AAM Common Stock, including restrictions on the transfer of AAM Common Stock, customary registration rights with respect to the shares of AAM Common Stock owned by such parties, preemptive rights with respect to issuances of AAM Common Stock by AAM, customary standstill restrictions and prohibitions on taking certain actions relating to AAM, representation on the AAM Board and committees thereof and voting rights with respect to the election or removal of directors, compensation arrangements for directors, officers and employees, certain extraordinary transactions and other matters.

The foregoing description of the Stockholders’ Agreement and the arrangements contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the form of Stockholders’ Agreement, a copy of which is filed as Exhibit A to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

Financing the Merger

AAM expects to fund the cash portion of the Merger Consideration (the “Cash Consideration”) and related transactions costs using new bank loan facilities, the proceeds from the issuance of new senior notes, and cash on hand.

AAM has obtained financing commitments to cover, if necessary, the entire amount of the Cash Consideration pursuant to a commitment letter (the “Commitment Letter”) entered into on November 3, 2016, by and among AAM, American Axle & Manufacturing, Inc. and JPMorgan Chase Bank, N.A.  The funding of the facilities provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including (i) execution and delivery of definitive documentation with respect to such facilities in accordance with the terms set forth in the Commitment Letter and (ii) consummation of the Merger.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of November 3, 2016, among American Axle & Manufacturing Holdings, Inc., Alpha SPV I, Inc. and Metaldyne Performance Group Inc.
10.1	Voting Agreement, dated as of November 3, 2016, by and between American Axle & Manufacturing Holdings, Inc. and ASP MD Investco LP.

Forward Looking Statements

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the transaction and the anticipated consequences and benefits of the transaction and other information relating to matters that are not historical facts.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.  These risks and uncertainties include the receipt and timing of necessary regulatory approvals, the ability to finance the transaction, the ability to successfully operate and integrate MPG’s operations and realize estimated synergies, and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  These forward-looking statements speak only as of the date of this communication.  We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Important Information and Where to Find It

This announcement is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of AAM or MPG.  Subject to future developments, AAM will file a joint proxy statement/prospectus with the SEC in connection with the proposed transaction.  Investors are urged to read the joint proxy statement/prospectus and other documents filed by AAM with the SEC in connection with the proposed transaction when they become available, as these documents will contain important information.  Those documents, if and when filed, as well as AAM’s other public filings with the SEC, may be obtained without charge at the SEC’s website at http://www.sec.gov and at AAM’s website at http://www.aam.com.  Investors may also obtain a free copy of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus from AAM by directing a request to American Axle & Manufacturing, Inc., One Dauch Drive, Detroit, Michigan 48211, USA, Attention: Investor Relations, Telephone: +1 313-758-2404.

Participants in Solicitation

AAM and its directors, executive officers and other members of its management and employees may be deemed to be participants in a solicitation of proxies from its stockholders in connection with the proposed transaction.  Information regarding AAM’s directors and executive officers is available in AAM’s proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on March 24, 2016.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.  These documents can be obtained free of charge from the sources indicated above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: November 8, 2016	By:	/s/ David E. Barnes
David E. Barnes
General Counsel, Secretary & Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of November 3, 2016, among American Axle & Manufacturing Holdings, Inc., Alpha SPV I, Inc. and Metaldyne Performance Group Inc.
10.1	Voting Agreement, dated as of November 3, 2016, by and between American Axle & Manufacturing Holdings, Inc. and ASP MD Investco LP.